EXHIBIT 99.2




NEWS

Contact:
Media:
------
Todd Nissen
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tnissen@ford.com

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--------------------
Mike Holland
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mholland1@ford.com
------------------

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----------------------
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IMMEDIATE RELEASE
FORD REPORTS RECORD REVENUES,
UNIT SALES, OPERATING
EARNINGS PER SHARE IN 2000

DEARBORN, Mich., Jan. 18, 2001 - Ford Motor Company [NYSE: F] earned $5.4 billion from continuing operations in 2000 on record revenues and volume as it made significant progress moving toward a consumer-focused organization.

Excluding unusual items, 2000 operating earnings were $6.7 billion, or a record $3.26 per fully diluted share, up 4 percent from 1999 on a comparable basis. Revenues for 2000 were a record at $170 billion, up 6 percent. Vehicle unit sales rose 3 percent to a record 7.4 million. Full-year results for both periods exclude Visteon Corp. [NYSE: VC], spun off June 28.

"Customers are the foundation of our strategy," said Jacques Nasser, president and CEO. "At the beginning of the year we reorganized the company around consumer business groups. We launched consumer-driven 6-Sigma and adopted new E-commerce initiatives across the organization that together have transformed how we do business on a day-to-day basis."

Ford Credit and The Hertz Corporation [NYSE: HRZ] both had excellent results. Ford Credit's earnings were up 22 percent to $1.54 billion. Hertz had record income of $358 million, its ninth consecutive year of increased earnings.

FOURTH QUARTER
Fourth quarter 2000 results were below a year ago, primarily because of weaker vehicle industry conditions in the United States. Earnings from continuing operations (excluding Visteon) were $1.1 billion or 57 cents per fully diluted share of common and Class B stock. Quarterly results include a one-time charge of $133 million, or 7 cents a share, for the write-down of assets associated with the Nemak joint venture on castings. A year ago, earnings from continuing operations were $1.7 billion or $1.39 per diluted share.

Fourth quarter 2000 operating earnings (excluding Visteon and one-time items) were $1.2 billion, or 64 cents per fully diluted share of common and Class B stock. Operating earnings for the 1999 fourth quarter, were $1.8 billion or 83 cents per diluted share, adjusted for the Value Enhancement Plan.

Highlights from 2000 included:

o Shareholder value: Ford returned $5.7 billion in cash to shareholders through the Value Enhancement Plan, spun off Visteon and purchased $1 billion of stock under our $5 billion stock repurchase plan.
o Products and brands: Volvo was successfully integrated, the acquisition of Land Rover was completed and several new products were introduced, such as the Escape sport utility vehicle, Explorer Sport Trac, Volvo S60 and Mondeo and Transit in Europe; Ford Focus was the world's best-selling car, and Ford F-Series the top-selling truck.
o Transformation: Internet and E-business initiatives were implemented, including an employee personal computer program, alliances with Yahoo and Trilogy Software, and the Wingcast telematics joint venture with Qualcomm Inc.

AUTOMOTIVE OPERATIONS
Ford Motor Company earned $3.62 billion from continuing automotive operations in 2000 on revenues of $141 billion. That compares to $4.99 billion on revenues of $135 billion a year ago.

Worldwide factory unit sales for the year were 7.4 million units, topping the previous record of 7.2 million set in 1999. Total costs were down $500 million at constant volume and mix. Cost improvements were below the $1 billion goal, primarily reflecting the Firestone tire recall and the 3.8 liter engine warranty extension. Automotive gross cash at year-end was $16.5 billion.

Income from continuing operations in the fourth quarter was $629 million, down from $1.35 billion a year ago. Revenue from automotive operations was $35.1 billion, versus $37.3 billion. Worldwide vehicle unit sales in the fourth quarter were 1.8 million units, down from 1.9 million a year ago.

North America: Full-year 2000 earnings were $4.89 billion on revenues of $103.9 billion, down from $5.42 billion on revenues of $99.2 billion in 1999.

Fourth-quarter 2000 earnings were $607 million on revenues of $25.6 billion. That compares to $1.47 billion on revenues of $27.1 billion. The reduction primarily reflects lower industry sales and market share, and higher marketing costs.

"We've got the strongest product lineup we've ever had and look for another solid year in North America," said Nasser. "We have already taken aggressive action to adjust our first quarter production schedules to meet softening market demand. We'll continue to closely monitor economic conditions, and will not hesitate to take further actions if warranted."

Europe: Full-year 2000 loss were $1.13 billion on revenues of $28.7 billion after several one-time items, including a $1 billion charge for asset impairments and restructuring. On an operating basis, Europe had a loss of $35 million. A year ago, Europe had a profit of $50 million, or $10 million on an operating basis, on revenues of $29.3 billion.

Fourth-quarter results were a profit of $33 million on revenues of $7.3 billion reflecting continued cost reductions. The 1999 fourth quarter was a loss of $30 million on revenues of $8.5 billion.

South America: Full-year results improved to a loss of $240 million on revenues of $2.5 billion. Last year, Ford lost $444 million on revenues of $2.3 billion.

Fourth-quarter losses were $31 million on revenues of $642 million. The year-earlier period was a $100 million loss on revenues of $537 million. The improvement over a year ago reflects continued cost reductions and better revenue and product mix.

Asia-Pacific and other markets: Full-year profits were $108 million on sharply higher revenues of $6.2 billion. That compares to a $38 million loss on revenues of $4.2 billion.

Fourth-quarter 2000 results were a $20 million profit on revenues of $1.5 billion. That compares to a profit of $10 million on revenues of $1.1 billion.

"Our results outside North America, while improving, remained unacceptable in 2000. Our European operations are in the middle of a strategic restructuring and we expect a solid return to profitability this year. Our South American operations met their full-year 2000 milestone and will continue to improve this year," Nasser said.

FORD CREDIT
Ford Credit earned $1.54 billion in 2000, up 22 percent from 1999. In the fourth quarter, Ford Credit earned $410 million, an increase of $101 million, primarily because of higher volume and an improved net financing margin, offset partially by higher credit losses associated with the restructuring of North American operations.

HERTZ
Hertz reported full-year 2000 earnings of $358 million, up from $336 million in 1999. It was the ninth consecutive year of improved earnings for Hertz. In the fourth quarter Hertz earned $56 million, down $5 million from the year-earlier period.

MILESTONES
For 2000, Ford reached its milestones for revenue growth, South America, Asia-Pacific, capital spending, Ford Credit, Hertz and Visteon. Ford missed its milestones for total shareholder returns, total cost reductions and North America and Europe.

Ford last week set its financial milestones for 2001 and reaffirmed its customer-focused strategy. Ford has a goal of growing total company revenues by $5 billion from record levels in 2000. In North America, Ford has targeted a 4 percent-plus return on sales despite softening market conditions. In Europe, we have a goal of improving results to a 1-percent plus return on sales. Ford also has goals of improving results in South America and achieving profitability in Asia-Pacific.

Total costs, assuming constant volume and mix, are targeted to be reduced by $1 billion, and capital spending will be contained at $8 billion or less. Ford Credit has a milestone of improving returns and growing its earnings by 10 percent.

OUTLOOK
"We will face softening U.S. market conditions in 2001," Nasser said. "However, our excellent portfolio of brands, customer focus and commitment to executing our strategies set us apart from our competitors. We are focused on improving our cost structure, bringing production in line with demand, generating positive cash flow and delivering another year of strong financial results."

                                       ###
Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth; currency or commodity price fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in recall campaigns, increased warranty costs or litigation.


                       Ford Motor Company and Subsidiaries

                                   HIGHLIGHTS
                                   ----------

                                                                  Fourth Quarter                          Full Year
                                                            ----------------------------          ---------------------------
                                                               2000            1999                  2000           1999
                                                            ------------    ------------          ------------   ------------
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- North America                                                 1,209           1,280                 4,933          4,787
- Outside North America                                           631             639                 2,491          2,433
                                                                -----           -----                 -----          -----
    Total                                                       1,840           1,919                 7,424          7,220
                                                                =====           =====                 =====          =====

Sales and revenues (in millions)
- Automotive                                                $  35,107       $  37,285             $ 141,230      $ 135,073
- Financial Services                                            7,480           6,637                28,834         25,585
                                                            ---------       ---------             ---------      ---------
    Total                                                   $  42,587       $  43,922             $ 170,064      $ 160,658
                                                            =========       =========             =========      =========

Net income (in millions)
- Automotive                                                $     629       $   1,354             $   3,624      $   4,986
- Financial Services                                              448             357                 1,786          1,516
                                                            ---------       ---------             ---------      ---------
    Income from continuing operations                           1,077           1,711                 5,410          6,502
- Discontinued operation (Visteon)                                  -              95                   309            735
- Loss on spin-off of Visteon                                       -               -                (2,252)             -
                                                            ---------       ---------             ---------      ---------
    Total                                                   $   1,077       $   1,806             $   3,467      $   7,237
                                                            =========       =========             =========      =========

Capital expenditures (in millions)
- Automotive                                                $   2,510       $   2,548             $   7,393      $   7,069
- Financial Services                                              390             155                   955            590
                                                            ---------       ---------             ---------      ---------
    Total                                                   $   2,900       $   2,703             $   8,348      $   7,659
                                                            =========       =========             =========      =========

Automotive capital expenditures as a
 percentage of sales                                              8.2%            6.8%                  5.2%           5.2%

Stockholders' equity at December 31
- Total (in millions)                                       $  18,610       $  27,604             $  18,610      $  27,604
- Annualized after-tax return on Common
   and Class B stockholders' equity                              25.5%           26.6%                 14.9%          28.2%

Automotive net cash at December 31
 (in millions)
- Cash and marketable securities                            $  16,490       $  21,736             $  16,490      $  21,736
- Debt                                                         12,046          11,736                12,046         11,736
                                                            ---------       ---------             ---------      ---------
   Automotive net cash                                      $   4,444       $  10,000             $   4,444      $  10,000
                                                            =========       =========             =========      =========

After-tax return on sales
- North American Automotive                                       2.4%            5.5%                  4.8%           5.5%
- Total Automotive                                                1.8%            3.7%                  2.6%           3.7%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                                    1,873           1,207                 1,483          1,210
- Number outstanding at December 31                             1,854           1,207                 1,854          1,207

Common Stock price (per share)
(adjusted to reflect Visteon spin-off
 and Value Enhancement Plan)
- High                                                      $  27           $  30-1/8             $  30-1/8      $  37-1/4
- Low                                                          21-5/8          26-5/8                21-5/8         25-3/8

AMOUNTS PER SHARE OF COMMON AND CLASS B
 STOCK AFTER PREFERRED STOCK DIVIDENDS

Income assuming dilution
- Automotive                                                $    0.33       $    1.10             $    2.40      $    4.03
- Financial Services                                             0.24            0.29                  1.19           1.23
                                                            ---------       ---------             ---------      ---------
    Subtotal                                                     0.57            1.39                  3.59           5.26
- Discontinued operation (Visteon)                                  -            0.08                  0.21           0.60
- Loss on spin-off of Visteon                                       -               -                 (1.50)             -
                                                            ---------       ---------             ---------      ---------
    Total                                                   $    0.57       $    1.47             $    2.30      $    5.86
                                                            =========       =========             =========      =========

Cash dividends (2000 adjusted for
 Value Enhancement Plan)                                    $    0.30       $    0.50             $    1.16      $    1.88



                       Ford Motor Company and Subsidiaries
                               VEHICLE UNIT SALES
                               ------------------
                For the Periods Ended December 31, 2000 and 1999
                                 (in thousands)



                                                      Fourth Quarter                            Full Year
                                                  ------------------------              --------------------------
                                                   2000            1999                  2000              1999
                                                  --------        --------              --------          --------

North America
United States
 Cars                                               433             497                 1,775             1,725
 Trucks                                             643             646                 2,711             2,660
                                                  -----           -----                 -----             -----
  Total United States                             1,076           1,143                 4,486             4,385

Canada                                               83             100                   300               288
Mexico                                               50              37                   147               114
                                                  -----           -----                 -----             -----

  Total North America                             1,209           1,280                 4,933             4,787

Europe
Britain                                             108             122                   476               518
Germany                                              79              80                   320               353
Italy                                                65              59                   222               209
Spain                                                51              45                   180               180
France                                               39              44                   158               172
Sweden                                               42              40                   132                94
Other countries                                     122             135                   474               434
                                                  -----           -----                 -----             -----

  Total Europe                                      506             525                 1,962             1,960

Other international
Brazil                                               37              26                   134               117
Australia                                            30              30                   125               125
Taiwan                                                9              11                    63                56
Argentina                                            10              16                    49                60
Japan                                                 4               8                    26                32
Other countries                                      35              23                   132                83
                                                  -----           -----                 -----             -----

  Total other international                         125             114                   529               473
                                                  -----           -----                 -----             -----

Total worldwide vehicle unit sales                1,840           1,919                 7,424             7,220
                                                  =====           =====                 =====             =====



Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

Prior periods were restated to correct reported unit sales.



                       Ford Motor Company and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------
              For the Years Ended December 31, 2000, 1999 and 1998
                     (in millions, except amounts per share)

                                                                              2000           1999           1998
                                                                           ------------   ------------   ------------
AUTOMOTIVE
Sales                                                                      $141,230       $135,073       $118,017

Costs and expenses
Costs of sales                                                              126,120        118,985        104,616
Selling, administrative and other expenses                                    9,884          8,874          7,834
                                                                           --------       --------       --------
  Total costs and expenses                                                  136,004        127,859        112,450

Operating income                                                              5,226          7,214          5,567

Interest income                                                               1,488          1,418          1,325
Interest expense                                                              1,383          1,347            795
                                                                           --------       --------       --------
  Net interest income                                                           105             71            530
Equity in net income/(loss) of affiliated companies                             (70)            35            (64)
Net expense from transactions with
 Financial Services                                                               6            (45)          (191)
                                                                           --------       --------       --------

Income before income taxes - Automotive                                       5,267          7,275          5,842

FINANCIAL SERVICES
Revenues                                                                     28,834         25,585         25,333

Costs and expenses
Interest expense                                                              9,519          7,679          8,036
Depreciation                                                                  9,408          9,254          8,589
Operating and other expenses                                                  4,971          4,653          4,618
Provision for credit and insurance losses                                     1,963          1,465          1,798
                                                                           --------       --------        -------
  Total costs and expenses                                                   25,861         23,051         23,041
Net revenue from transactions with Automotive                                    (6)            45            191
Gain on spin-off of The Associates                                                -              -         15,955
                                                                           --------       --------        -------

Income before income taxes - Financial Services                               2,967          2,579         18,438
                                                                           --------       --------        -------

TOTAL COMPANY
Income before income taxes                                                    8,234          9,854         24,280
Provision for income taxes                                                    2,705          3,248          2,760
                                                                           --------       --------        -------
Income before minority interests                                              5,529          6,606         21,520
Minority interests in net income of subsidiaries                                119            104            152
                                                                           --------       --------        -------
Income from continuing operations                                             5,410          6,502         21,368
Income from discontinued operation                                              309            735            703
Loss on spin-off of discontinued operation                                   (2,252)             -              -
                                                                           --------       --------       --------
Net income                                                                 $  3,467       $  7,237       $ 22,071
                                                                           ========       ========       ========
Income attributable to Common and Class B Stock
 after Preferred Stock dividends                                           $  3,452       $  7,222       $ 21,964

Average number of shares of Common and Class B
 Stock outstanding                                                            1,483          1,210          1,211

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income
     Income from continuing operations                                     $   3.66       $   5.38       $  17.59
     Net income                                                                2.34           5.99          18.17
Diluted income
     Income from continuing operations                                     $   3.59       $   5.26       $  17.19
     Net income                                                                2.30           5.86          17.76

Cash dividends (2000 adjusted for Value Enhancement Plan)                  $   1.16       $   1.88       $   1.72


Prior period costs of sales and selling, administrative and other expenses were reclassified.


                                         Ford Motor Company and Subsidiaries
                                             CONSOLIDATED BALANCE SHEET
                                             --------------------------
                                          As of December 31, 2000 and 1999
                                                    (in millions)
                                                                                                2000              1999
                                                                                           ---------------   ----------------
ASSETS
Automotive
Cash and cash equivalents                                                                   $  3,374          $  2,793
Marketable securities                                                                         13,116            18,943
                                                                                            --------          --------
   Total cash and marketable securities                                                       16,490            21,736

Receivables                                                                                    4,685             5,267
Inventories                                                                                    7,514             5,684
Deferred income taxes                                                                          2,239             3,762
Other current assets                                                                           5,318             3,831
Current receivable from Financial Services                                                     1,587             2,304
                                                                                            --------          --------
   Total current assets                                                                       37,833            42,584

Equity in net assets of affiliated companies                                                   2,949             2,539
Net property                                                                                  37,508            36,528
Deferred income taxes                                                                          3,342             2,454
Net assets of discontinued operations                                                              -             1,566
Other assets                                                                                  13,711            13,530
                                                                                            --------          --------
   Total Automotive assets                                                                    95,343            99,201

Financial Services
Cash and cash equivalents                                                                      1,477             1,588
Investments in securities                                                                        817               733
Finance receivables                                                                          125,164           113,298
Net investment in operating leases                                                            46,593            42,471
Other assets                                                                                  12,390            11,123
Receivable from Automotive                                                                     2,637             1,835
                                                                                            --------          --------
   Total Financial Services assets                                                           189,078           171,048
                                                                                            --------          --------

   Total assets                                                                             $284,421          $270,249
                                                                                            ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                              $ 15,075          $ 14,292
Other payables                                                                                 4,011             3,778
Accrued liabilities                                                                           23,515            18,488
Income taxes payable                                                                             449             1,709
Debt payable within one year                                                                     277             1,338
                                                                                            --------          --------
   Total current liabilities                                                                  43,327            39,605

Long-term debt                                                                                11,769            10,398
Other liabilities                                                                             30,495            29,283
Deferred income taxes                                                                            353             1,223
Payable to Financial Services                                                                  2,637             1,835
                                                                                            --------          --------
   Total Automotive liabilities                                                               88,581            82,344

Financial Services
Payables                                                                                       5,297             3,550
Debt                                                                                         153,510           139,919
Deferred income taxes                                                                          8,677             7,078
Other liabilities and deferred income                                                          7,486             6,775
Payable to Automotive                                                                          1,587             2,304
                                                                                            --------          --------
   Total Financial Services liabilities                                                      176,557           159,626

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company                              673               675

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
  of $177 million)                                                                                 *                 *
 Common Stock (par value $0.01 and $1.00 per share as of 2000 and 1999,                           18             1,151
  respectively; 1,837 and 1,151 million shares issued as of 2000 and 1999, respectively)
 Class B Stock, par value $0.01 and $1.00 per share as of 2000 and                                 1                71
  1999, respectively (71 million shares issued)
Capital in excess of par value of stock                                                        6,174             5,049
Accumulated other comprehensive loss                                                          (3,432)           (1,856)
ESOP loan and treasury stock                                                                  (2,035)           (1,417)
Earnings retained for use in business                                                         17,884            24,606
                                                                                            --------          --------
   Total stockholders' equity                                                                 18,610            27,604
                                                                                            --------          --------

   Total liabilities and stockholders' equity                                               $284,421          $270,249
                                                                                            ========          ========
- - - -
*Less than $1 million

                       Ford Motor Company and Subsidiaries
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
              For the Years Ended December 31, 2000, 1999 and 1998
                                  (in millions)

                                                         2000                          1999                          1998
                                              ---------------------------- ----------------------------- ---------------------------
                                                              Financial                     Financial                     Financial
                                               Automotive      Services      Automotive      Services      Automotive      Services
                                              -------------- ------------- --------------- ------------- --------------- -----------
Cash and cash equivalents at January 1         $  2,793       $  1,588      $  3,143        $  1,151       $ 5,972        $  1,618

Cash flows from operating activities             18,307         15,457        14,851          12,540         8,249          13,478

Cash flows from investing activities
 Capital expenditures                            (7,393)          (955)       (7,069)           (590)       (7,252)           (504)
 Purchase of leased assets                            -              -             -               -          (110)              -
 Acquisitions of other companies                 (2,662)          (112)       (5,763)           (144)            -            (344)
 Acquisitions of receivables and lease
  investments                                         -        (96,512)            -         (80,422)            -         (78,863)
 Collections of receivables and lease
  investments                                         -         54,290             -          46,646             -          49,303
 Net acquisitions of daily rental vehicles            -         (2,107)            -          (1,739)            -          (1,790)
 Purchases of securities                         (5,395)          (564)       (3,609)           (900)         (758)         (2,102)
 Sales and maturities of securities               4,938            542         2,352           1,100           590           2,271

 Proceeds from sales of receivables and
  lease investments                                   -         19,439             -           9,931             -           8,413
 Net investing activity with
  Financial Services                                645              -         1,329               -           642               -
 Other                                                -           (305)          (70)            119          (389)           (463)
                                               --------       --------      --------        --------      --------        --------
   Net cash used in investing activities         (9,867)       (26,284)      (12,830)        (25,999)       (7,277)        (24,079)

Cash flows from financing activities
 Cash dividends                                  (2,751)             -        (2,290)              -        (5,348)              -
 Issuance of Common Stock                           592              -           274               -           154               -
 Purchase of Ford treasury stock                 (1,821)             -          (707)              -          (669)              -
 Preferred Stock - Series B repurchase,
  Series A redemption                                 -              -             -               -          (420)              -
 Changes in short-term debt                        (776)        (6,406)         (429)          5,547           463           7,475
 Proceeds from issuance of other debt             2,363         37,086         3,143          37,184         2,307          21,776
 Principal payments on other debt                (1,277)       (17,158)         (821)        (28,672)       (1,285)        (16,797)
 Value Enhancement Plan payments                 (5,555)             -             -               -             -               -
 Net debt repayments from discontinued
  operation                                         650              -             -               -             -               -
 Net cash distribution (to)
  discontinued operation                            (85)             -             -               -             -               -
 Net financing activity with Automotive               -           (645)            -          (1,329)            -            (642)
 Spin-off of The Associates cash                      -              -             -               -             -            (508)
 Other                                              139           (585)         (127)             88          (257)            (12)
                                               --------       --------      --------        --------      --------        --------
   Net cash (used in)/provided by
    financing activities                         (8,521)        12,292          (957)         12,818        (5,055)         11,292

Effect of exchange rate changes on cash             (55)          (859)          (57)           (279)          (50)            146
Net transactions with Automotive/
 Financial Services                                 717           (717)       (1,357)          1,357         1,304          (1,304)
                                               --------       --------      --------        --------      --------        --------

   Net (decrease)/increase in cash and
    cash equivalents                                581           (111)         (350)            437        (2,829)           (467)
                                               --------       --------      --------        --------       -------        --------
Cash and cash equivalents at December 31       $  3,374       $  1,477      $  2,793        $  1,588       $ 3,143        $  1,151
                                               ========       ========      ========        ========       =======        ========